UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2007

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 2, 2007, pursuant to the Stock Purchase Agreement, dated as of December 17, 2006, by and between Weight Watchers International, Inc. (the “Company”) and Artal Holdings Sp. z o.o. (“Artal”), the Company repurchased 10,511,432 shares of its common stock from Artal at a purchase price of $54.00 per share (the price established by the Company’s recent tender offer for shares of its common stock), for aggregate consideration of approximately $567.6 million. The Company used borrowings under its amended credit facility to finance the repurchase. After giving effect to the repurchase, Artal owns approximately 55% of the outstanding shares of common stock of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Stock Purchase Agreement, dated as of December 17, 2006, by and between Weight Watchers International, Inc. and Artal Holdings Sp. z o.o. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed on December 21, 2006, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

Dated: February 2, 2007	By:	/s/ Ann M. Sardini
	Name:	Ann M. Sardini
	Title:	Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Stock Purchase Agreement, dated as of December 17, 2006, by and between Weight Watchers International, Inc. and Artal Holdings Sp. z o.o. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed on December 21, 2006, and incorporated herein by reference).